Exhibit 10.1

FIRST AMENDMENT TO WARRANTS

FIRST AMENDMENT TO WARRANTS, dated [                ], 2012 (this “Amendment”), by and between A123 Systems, Inc., a Delaware corporation, (the “Company”) and [                  ] (the “Holders”).

WHEREAS, the Company entered into the Amended and Restated Securities Purchase Agreement, dated May 23, 2012 (the “Securities Purchase Agreement”), with the Holders and the other buyers party thereto (together with the Holders, the “Buyers”);

WHEREAS, pursuant to the Securities Purchase Agreement, on May 24, 2012 the Company issued to each of the Holders a Warrant to Purchase Common Stock (the “Warrants”);

WHEREAS, Section 9 of each Warrant provides that written consent of the holder thereof shall be required for any change or amendment to such Warrant;

WHEREAS, the Company desires to enter into a series of financing transactions with Wanxiang Group Corporation or certain of its affiliates, as lender or purchaser, as applicable (the “Financing”); and

WHEREAS, on the terms and subject to the conditions set forth herein, the Company hereby requests and the Holders hereby consent to amend the terms of the Warrants as set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions and covenants contained herein and in the Warrants, the parties hereby agree as follows:

Section 1.1  Definitions.  Unless otherwise specified herein, all capitalized terms used and not defined herein shall have the meanings ascribed to them in the Warrants.

Section 2.1  Representations and Warranties.

(a)           Representations and Warranties of the Company. The Company has the corporate power to execute and deliver this Amendment; all corporate action required to be taken by the Company for the due and proper authorization, execution, delivery and performance of this Amendment; and this Amendment constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally or by general equitable principles (whether considered in a proceeding in equity or law) relating to enforceability.

Section 3.1 Amendments.

(a)           Section 16(i) will be amended and restated in its entirety to read as follows:

(i)            “Excluded Securities” means (i) any shares of Common Stock issued or issuable in connection with any Approved Stock Plan; (ii) any shares of Common Stock issued or issuable upon exercise of the Warrants and pursuant to the terms of the Notes; (iii) any shares of Common Stock issued or issuable upon conversion or exercise of any Options or Convertible Securities which are outstanding on the day immediately preceding the Subscription Date, provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Subscription Date; (iv) any shares of Common Stock issued or issuable pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities for the purpose of raising capital or to an entity whose primary business is investing in securities and (v) any warrants (the “Wanxiang Warrants”) issued to Wanxiang America Corporation or any of its affiliates (collectively “Wanxiang”) and any shares of Common Stock issued or issuable upon exercise of the Wanxiang Warrants (the “Wanxiang Shares”), so long as neither Wanxiang America Corporation nor any of its affiliates sells, offers to sell, contracts or agrees to sell, hypothecates, pledges, grants any option to purchase, makes any short sale or otherwise disposes of or agrees to dispose of, directly or indirectly, any Common Stock of the Company during the 90 day period beginning on August 15, 2012 to any Person other than to Wanxiang America Corporation or any of its affiliates in a privately negotiated sale or transfer.  Notwithstanding the foregoing, if during such 90 day period, Wanxiang America Corporation or any of its affiliates sells, offers to sell, contracts or agrees to sell, hypothecates, pledges, grants any option to purchase, makes any short sale or otherwise disposes of or agrees to dispose of, directly or indirectly, any Common Stock of the Company to any Person other than to Wanxiang America Corporation or any of its affiliates in a privately negotiated sale or transfer, the Wanxiang Warrants and the Wanxiang Shares will not be Excluded Securities and any adjustment pursuant to Section 2 hereof that would have been made, but for the fact that the Wanxiang Warrants or the Wanxiang Shares were Excluded Securities, will immediately be retroactively made.

Section 4.1  8-K Filing.  On or before 8:30 a.m., New York City time, on August 16, 2012, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by this Amendment and all Additional Amendments entered into by the other holders of Warrants (as defined in the Securities Purchase Agreement) in the form required by the Exchange Act and attaching a form of this Amendment (including all attachments, the “8-K Filing”).  From and after the filing of the 8-K Filing with the SEC, the undersigned shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing.  The Company shall not, and shall cause each of its

Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide the undersigned with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express prior written consent of the undersigned.

Section 5.1             Governing Law.  This Amendment will be governed by, and construed in accordance with, the laws of the State of New York without regard to any choice of law or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

Section 6.1  Effectiveness and Counterparts.  The Amendment shall become effective when, and only when, the Company and the Holders shall have executed and delivered this Amendment and the Company and all other holders of Warrants (as defined in the Securities Purchase Agreement) shall have executed and delivered one or more Amendments in substance identical to this Amendment (collectively, the “Additional Amendments”).  This Amendment may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

Section 7.1  Headings.  The headings in this Amendment are for reference purposes only and will not in any way affect the meaning or interpretation of this Amendment.

Section 8.1  Prior Agreements.  This Amendment and the other agreements contemplated hereby constitute the entire agreement between the parties concerning the subject matter hereof and supersedes any prior representations, understandings or agreements.  There are no representations, warranties, agreements, conditions or covenants, of any nature whatsoever (whether express or implied, written or oral) between the parties hereto with respect to such subject matter except as expressly set forth herein and in the other agreements contemplated hereby.

Section 9.1  Severability.  If any provision of this Amendment is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Amendment so long as this Amendment as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

Section 10.1  Amendments.  Any amendments or modifications must be executed in writing by all parties hereto.

Section 11.1  No Further Effect.  Except as explicitly modified by this Amendment, the Warrants shall remain in full force and effect in accordance with their terms.

Section 12.1  Fees.  The Company hereby agrees to reimburse the Holder upon its request for its legal fees and expenses in connection with the preparation, review and negotiation of this Agreement and transactions contemplated thereby and any prior unpaid and outstanding legal fees and expenses incurred by Schulte Roth & Zabel LLP to date with respect to the Transaction Documents or any proposed amendments or waivers thereto, by promptly paying any such amount to Schulte Roth & Zabel LLP by wire transfer of immediately available funds in accordance with the written instructions of Schulte Roth & Zabel LLP.  Except as otherwise set forth above, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, review, execution, delivery and performance of this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.

A123 SYSTEMS, INC.

By:
Name:
Title:

[HOLDER]

By:
Name:
Title:

[HOLDER]

By:
Name:
Title: